Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements of NextNRG, Inc. (the “Company”) on Form S-1 (File No. 333-275761), Form S-3 (File No. 333-268960) and on S-8 (File No. 333-264006) of our report dated April 15, 2026, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ M&K CPAs, PLLC

M&K CPAs, PLLC
We have served as the Company’s auditor since 2020.
Houston, TX
March 27, 2025
PCAOB 2738